As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calyxt, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1967997
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Calyxt, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

James A. Blome

Chief Executive Officer

2800 Mount Ridge Road

Roseville, MN 55113

(Name and Address of Agent for Services)

(651) 683-2807

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Boris Dolgonos Peter E. Devlin Jones Day 250 Vesey Street New York, NY 10281 (212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, to be issued under the Omnibus Plan	2,832,445 (2)	$15.20 (3)	$43,053,164	$5,218.04

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) that become issuable under the 2017 Omnibus Incentive Plan (the “Omnibus Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)	Represents additional shares of Common Stock previously authorized for issuance under the evergreen provision of the Omnibus Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Market on May 6, 2019.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 2,832,445 shares of the Registrant’s Common Stock authorized for issuance under the Registrant’s 2017 Omnibus Incentive Plan, which is the same class as the securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on July 20, 2017 (File No. 333-219382) (the “2017 Registration Statement”), and the contents of the 2017 Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) Annual Report on Form 10-K for the year ended December  31, 2018, filed with the Commission on March 12, 2019 (including the information in Part III incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2019);

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 8, 2019;

(c) Current Reports on Form 8-K filed with the Commission on January  3, 2019, January 24, 2019, February 20, 2019 and February 26, 2019; and

(d) the description of our common stock contained in the Registration Statement on Form 8-A filed with the Commission on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

In addition, all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document that also is deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Jones Day (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page to this Registration Statement).

99.1	Calyxt, Inc. 2017 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924)).

99.2	Calyxt, Inc. 2017 Stock Option Sub-Plan for French Employees and Directors (incorporated herein by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924)).

99.3	Calyxt, Inc. 2017 Restricted Stock Unit Sub-Plan for French Employees and Directors (incorporated herein by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on May 9, 2019.

Calyxt, Inc.

By:	/s/ James A. Blome
Name:	James A. Blome
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Calyxt, Inc. hereby appoint each of James A. Blome, William F. Koschak and Debra H. Frimerman as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 9, 2019.

Signature	Title	Date

/s/ James A. Blome	Chief Executive Officer
James A. Blome	(Principal Executive Officer)	May 9, 2019

/s/ William F. Koschak William F. Koschak	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2019

/s/ André Choulika	Chairman & Director	May 9, 2019
André Choulika

/s/ Laurent Arthaud	Director	May 9, 2019
Laurent Arthaud

/s/ Phillippe Dumont	Director	May 9, 2019
Phillippe Dumont

/s/ Jonathan Fassberg	Director	May 9, 2019
Jonathan Fassberg

/s/ Alain Godard	Director	May 9, 2019
Alain Godard

/s/ Anna Ewa Kozicz-Stankiewicz	Director	May 9, 2019
Anna Ewa Kozicz-Stankiewicz

/s/ Kimberly Nelson	Director	May 9, 2019
Kimberly Nelson

/s/ Christopher J. Neugent	Director	May 9, 2019
Christopher J. Neugent

/s/ Yves Joseph Ribeill	Director	May 9, 2019
Yves Joseph Ribeill